                                                                  EXHIBIT 10.19


                              SECOND AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

         This Second Amendment to Amended and Restated Loan Agreement ("Second Amendment") is made and entered into this 10th day of April, 1996, by and between TRANSCRYPT INTERNATIONAL, LTD., a Nebraska Limited Partnership, which has its principal place of business in Lincoln, Nebraska ("Borrower") and NORWEST BANK NEBRASKA, NATIONAL ASSOCIATION, a national banking association, organized and existing under the laws of the United States of America, and which has its principal place of business in Lincoln, Nebraska ("Bank").

                                   RECITALS:

A. Borrower and the Bank have previously entered into a Loan Agreement dated February 5, 1993 (the "Prior Loan Agreement"), an Amended and Restated Loan Agreement dated May 18, 1994 (the "Restated Loan Agreement") and a First Amendment to Amended and Restated Loan Agreement dated June 1, 1995 ("First Amendment") which mutually describe the terms and conditions of certain loans made by Bank to Borrower and hereafter is referred to collectively as the "Agreement";

B. Subject to the terms and conditions of the Agreement, Bank agreed to make one or more advances to Borrower not to exceed the aggregate principal sum of One Million One Hundred Thousand Dollars ($1,100,000.00), (the "Operating Loan"), which was evidenced by a Commercial Note dated June 1, 1995, in the principal sum of One Million One Hundred Thousand Dollars ($1,100,000.00), having a maturity date of May 1, 1996 (the "Operating Note").

C. Borrower and Bank have agreed to amend the Operating Loan and increase the principal sum from One Million One Hundred Thousand Dollars ($1,100,000.00) to the principal sum of Two Million Dollars ($2,000,000.00). Borrower has executed and delivered to Bank an Amendment to Operating Note in the principal sum of Two Million Dollars ($2,000,000.00), a copy of which is attached to this Second Amendment as Exhibit "A" and incorporated by this reference ("Amendment to Operating Note").

D. Borrower and the Bank desire to further amend the terms of the Agreement to, among other things, modify the terms of the Affirmative Covenants (as defined in the Agreement).

         NOW, THEREFORE, in consideration of the foregoing and mutual covenants and agreements, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and Bank agree as follows:

1.       Amendment of Section 1.2 (t) "Operating Note".  Section 1.2
(t) "Operating Note" shall be deleted in its entirety and the following shall be inserted in its stead:

         (t) "Operating Note" means the promissory note hereafter made by Bank to Borrower in the maximum principal amount of Two Million Dollars ($2,000,000.00) and dated June 1, 1995, which matures May 1, 1996.

2. Amendment of Section 2.1 "Operating Loan". Section 2.1 "Operating Loan" shall be deleted in its entirety and the following shall be inserted in its stead:

         2.1 Operating Loan. Bank agrees, on the terms and subject to the conditions set forth in this Agreement and the Loan Documents, and subject to Bank's continued satisfaction with the financial affairs of Borrower, to make one or more Advances to Borrower from time to time, not to exceed in the aggregate amount outstanding at any time the principal sum of Two Million Dollars ($2,000,000.00). This Operating Loan shall be a revolving facility, and it is contemplated that Borrower will request advances, make prepayments, and request additional advances hereunder.

3. Amendment of Section 2.2 "Operating Note". Section 2.2 "Operating Note" shall be deleted in its entirety and the following shall be inserted in its stead:

         2.2 Operating Note. The Advances by Bank are evidenced by a promissory note of Borrower dated June 1, 1995 (the "Operating Note"). The Operating Note shall be due on May 1, 1996, or upon an Event of Default, whichever occurs first. Notwithstanding the provisions of the following paragraph, all Advances by Bank shall be made at the reasonable discretion of Bank.

4. Amendment of Section 2.3 "Restrictions on Advances". Section 2.3 "Restrictions on Advances" shall be deleted in its entirety and the following shall be inserted in its stead:

         2.3 Restrictions on Advances. All Advances are subject to a borrowing base defined as the lesser of:

                 (1)      Two Million Dollars ($2,000,000.00), or

                 (2) Eighty-five percent (85%) of Qualified Accounts arising from or associated with operations at Borrower's plant in Lincoln, Nebraska plus fifty percent (50%) of Qualified Inventory located at Borrower's plant in Lincoln, Nebraska.

         Each request for an Advance shall be deemed to be a representation by Borrower that the statements set forth in Section 4.2 hereof are correct. The names of the persons authorized to request Advances on behalf of Borrower shall be provided to Bank from time to time in writing and certified by the Secretary or Assistant Secretary of General Partner in such form as may be required by Bank.

5. Amendment of Section 6.7 "Financial Ratios". Section 6.7 "Financial Ratios" shall be deleted in its entirety and the following shall be inserted in its stead:

         (a)     A minimum ratio of Current Assets to Current Liabilities of
                 1.50 to 1.00;

         (b) A minimum quick ratio (current assets less inventory divided by current liabilities) of 1.00 to 1.00; and

         (c)     A maximum debt to stockholder equity of 1.50 to 1.00.

6. Amendment of Section 6.8 "Minimum Tangible Net Worth". Section 6.8 "Minimum Tangible Net Worth" shall be deleted in its entirety and the following shall be inserted in its stead:

         6.8 Minimum Tangible Net Worth. Borrower shall maintain minimum Tangible Net Worth of Two Million Five Hundred Thousand Dollars
($2,500,000.00).

7. Amendment of Section 6.9 "Capital Expenditures". Section 6.9 "Capital Expenditures" shall be deleted in its entirety and the following shall be inserted in its stead:

         6.9 Capital Expenditures. Annual capital expenditures of Borrower and leases of personal property by Borrower as lessee shall not exceed Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) for the fiscal year ended December 31, 1995.

8.       Amendment of Section 6.10 "Minimum Fixed Charge Coverage".  Section
6.10 "Minimum Fixed Charge Coverage" shall be deleted in its entirety.

9. The definitions and other defined terms set forth in the Agreement shall apply to the terms of this Second Amendment and are incorporated by reference, except as may be modified by this Second Amendment.

10. Except as modified and amended by the Second Amendment, all other terms and conditions of the Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

Dated as of the date set forth at the beginning of this Second Amendment.





                                        TRANSCRYPT INTERNATIONAL, LTD.

                                        By:     Transcrypt International, Inc.
                                        Its:    General Partner

                                        By:     John T. Connor
                                           ------------------------------------
                                                John T. Connor

                                        Its: Chairman and CEO
                                            -----------------------------------


                                        NORWEST BANK NEBRASKA, NATIONAL
                                        ASSOCIATION

                                        By: Bill Weber
                                            -----------------------------------
                                            Bill Weber

                                        Its: Vice President
                                            -----------------------------------